Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Form 1-A No. 024-12334 of 1st stREIT Office Inc. of our report dated April 17, 2026 relating to the consolidated financial statements, appearing in this Annual Report on Form 1-K.

/s/ Crowe LLP

Crowe LLP

New York, New York

April 17, 2026